Exhibit 23.1
[Letterhead of Deloitte and Associés]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 30, 2006, relating to the consolidated financial statements of Alcatel and subsidiaries, appearing in the Annual Report on Form 20-F of Alcatel for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in such Registration Statement.
/s/ DELOITTE & ASSOCIÉS
Neuilly-sur-Seine, France
May 9, 2006